Exhibit 10.1

AMENDMENT NO. 1
TO STANDSTILL AGREEMENT

This Amendment No. 1 (the “Amendment”) dated as of December 18, 2012 by and among Skinny Nutritional Corp., a Nevada corporation (the “Company”) and Trim Capital LLC, a limited liability company organized under the laws of the State of Delaware (“Trim Capital” or the “Purchaser”), amends that certain Standstill Agreement dated October 19, 2012 (the “Standstill Agreement”) between the Company and the Purchaser.  The Company and the Purchaser may each be referred to separately as a “Party” and collectively as the “Parties”.

WHEREAS, Trim Capital and the Company entered into a Securities Purchase Agreement, dated June 28, 2012, as amended on August 14, 2012 (together, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, the Company sold to Trim Capital Senior Secured Promissory Notes in the aggregate principal amount of $1,270,000 (the “Notes”);

WHEREAS, among other transactions expressed therein, the Purchase Agreement contemplated that Trim Capital would purchase $7,730,000 of additional securities of the Company in accordance with the terms and conditions of the Purchase Agreement;

WHEREAS, the Parties entered into the Standstill Agreement on October 19, 2012 in order to enable the Parties to reserve their rights and to provide an opportunity for the Parties to discuss the resolution of the obligations of the Parties under the Purchase Agreement;

WHEREAS, the Standstill Agreement will expire on December 18, 2012; and

WHEREAS, the Parties mutually desire to extend the duration of the Standstill Agreement to provide the Parties with additional time to continue their discussions pursuant to the Standstill Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           The Parties hereby agree that effective at 11:59 p.m. (New York Time) on December 18, 2012, the definition of the term “Standstill Period”, as set forth in Section 1 of the Standstill Agreement, is hereby amended and restated to provide that it means the period of time commencing on the Effective Date of the Standstill Agreement and continuing until the earliest of (a) the ninetieth (90th) day following the Effective Date of the Standstill Agreement, (b) the mutual agreement of the Parties or (c) the institution of any proceeding by or against the Company seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors.

2.           No amendment or waiver of any provision of this Amendment will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Company and the Purchaser, or in the case of a waiver, by the Party against whom the waiver is to be effective.

3.           This Amendment may be executed in any number of counterparts, which may be exchanged by PDF or facsimile each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment shall be effective upon its execution by the Company and the Purchaser.

4.           This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.  Except as specifically set forth herein, this Amendment does not modify the Standstill Agreement, which remains in full force and effect in accordance with its terms. This Amendment shall be governed by all of the provisions of the Standstill Agreement, unless the context otherwise requires, including but not limited to all provisions concerning notices, construction, enforcement and governing law.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

SKINNY NUTRITIONAL CORP.
By:	/s/ Michael Salaman
Name:	Michael Salaman
Title:	Chief Executive Officer

TRIM CAPITAL LLC

BY: DACHSHUND LLC

By:	/s/ Marc Cummins
Name:	Marc Cummins
Title:	Managing Member